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                                                                     EXHIBIT 5.1

                           [Letterhead of Provident]

                                               June 2, 1999

Provident Companies, Inc.,
1 Fountain Square,
Chattanooga, Tennessee 37402

Dear Sirs:

    In connection with the registration under the Securities Act of 1933 (the "Act") of 150,285,223 shares (the "Securities") of Common Stock, par value $.10 per share, of Provident Companies, Inc., a Delaware corporation (the "Company"), to be issued in connection with the Agreement and Plan of Merger, dated as of November 22, 1998, as amended as of May 25, 1999, between UNUM Corporation, a Delaware corporation and the Company (the "Merger Agreement"), I, as General Counsel, have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I am of the opinion that, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act and the Securities have been duly issued and delivered in connection with the Merger Agreement as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

    The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

    I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Validity of Shares" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.

                                          Very truly yours,

                                          /s/ F. Dean Copeland